Exhibit 15.2
To the Board of Directors and Shareholders
Sysco Corporation
We are aware of the incorporation by reference of our reports dated November 5, 2007, February 4, 2008 and May 5, 2008 relating to the unaudited consolidated interim financial statements of SYSCO Corporation that are included in its Form 10-Q for the quarters ended September 29, 2007, December 29, 2007 and March 29, 2008 in the following registration statements.

SYSCO Corporation Form S-3	File No. 333-126199

SYSCO Corporation Form S-3	File No. 333-149086

SYSCO Corporation Form S-4	File No. 333-50842

SYSCO Corporation Form S-8	File No. 33-45820

SYSCO Corporation Form S-8	File No. 333-01259

SYSCO Corporation Form S-8	File No. 333-01255

SYSCO Corporation Form S-8	File No. 333-27405

SYSCO Corporation Form S-8	File No. 333-66987

SYSCO Corporation Form S-8	File No. 333-49840

SYSCO Corporation Form S-8	File No. 333-58276

SYSCO Corporation Form S-8	File No. 333-122947

SYSCO Corporation Form S-8	File No. 333-129671

/s/ Ernst & Young LLP

Houston, Texas
May 5, 2008